                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /x/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                          RURAL CELLULAR CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/x/  No fee required

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

April 7, 1999


Dear Shareholder of Rural Cellular Corporation:

On behalf of the Board of Directors and Management, it is my pleasure to invite you to the Annual Meeting of Rural Cellular Corporation (RCC) Shareholders.

The annual meeting will be held on Thursday, May 20, 1999 at the Company's headquarters, 3905 Dakota Street S.W., Alexandria, Minnesota, at 2:00 p.m., Minnesota time. At the meeting, we will vote on the matters described in the attached Proxy Statement and Notice of Annual Meeting of Shareholders. Additionally, we will review RCC's progress and recent growth initiatives as well as our vision and strategy for continued growth and success.

You are urged to read the enclosed Notice of Annual Meeting and Proxy Statement so that you may be informed about the business to come before the Annual Meeting of Shareholders. It is also important that you complete and sign the enclosed proxy. RCC is your company, and I strongly urge you to exercise your right to vote. Included with the Proxy Statement is the Company's Annual Report and Form 10-K for fiscal year 1998 as filed with the Securities and Exchange Commission.

Please mark, sign and return your proxy(ies) promptly in the enclosed envelope, which requires no postage if mailed in the United States. If you prefer, you may vote by phone. The instructions are contained on the proxy card.

On behalf of your Board of Directors and Management, thank you for returning your proxy and for your continued support of and interest in Rural Cellular Corporation.

We hope that you will be able to attend the meeting and look forward to seeing you there.

Sincerely,


Richard P. Ekstrand
President and Chief Executive Officer

                             RURAL CELLULAR CORPORATION
                              3905 Dakota Street S.W.
                            Alexandria, Minnesota 56308
                                    ___________

                      NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                    MAY 20, 1999
                                    ___________

Please take notice that the Annual Meeting of the Shareholders of Rural Cellular Corporation, a Minnesota corporation (the "Company"), will be held at the Company's headquarters, 3905 Dakota Street S.W., Alexandria, Minnesota, on Thursday, May 20, 1999 at 2:00 p.m., Minnesota time, to consider and vote upon the following matters:

1.   To elect two directors, each for a three-year term;

2. To ratify appointment of Arthur Andersen LLP as the Company's independent auditors for fiscal 1999; and

3. To act upon such other business as may properly come before the meeting or any adjournment or adjournments thereof.

The Board of Directors of the Company has fixed the close of business on March 22, 1999, as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. The transfer books of the Company will not be closed.

Shareholders are urged to complete, date, sign, and return the accompanying Proxy in the enclosed, self-addressed envelope or to vote their Proxy by phone as described on the Proxy card. The Board of Directors of the Company sincerely hopes, however, that all shareholders who can attend the Annual Meeting will do so.

BY ORDER OF THE BOARD OF DIRECTORS



Don C. Swenson
Secretary

Dated: April 7, 1999

                             RURAL CELLULAR CORPORATION
                              3905 DAKOTA STREET S.W.
                            ALEXANDRIA, MINNESOTA 56308
                                    ___________

                                  PROXY STATEMENT
                         FOR ANNUAL MEETING OF SHAREHOLDERS
                                    MAY 20, 1999
                                    ___________

                       SOLICITATION AND REVOCATION OF PROXIES

     The accompanying Proxy is solicited by the Board of Directors of Rural Cellular Corporation (the "Company") in connection with the Annual Meeting of the Shareholders of the Company, which will be held on May 20, 1999, and any adjournments thereof.

     The person giving the enclosed Proxy has the power to revoke it at any time prior to the convening of the Annual Meeting. Revocation must be in writing, signed in exactly the same manner as the Proxy, and dated. Revocations of Proxy will be honored if received at the offices of the Company, addressed to Don C. Swenson, Secretary, on or before May 19, 1999. In addition, on the day of the meeting, prior to the convening thereof, revocations may be delivered to the tellers, who will be present at the meeting. Revocation may also be effected by delivery of an executed, later dated Proxy. Unless revoked, all properly executed Proxies received in time will be voted.

     Proxies not revoked will be voted in accordance with the choice specified by shareholders on the Proxies. Proxies which are signed but which lack any such specification will, subject to the following, be voted FOR the directors nominated by the Board of Directors and listed herein and FOR Item
2. If a shareholder abstains from voting as to any matter, then the shares held by such shareholder will be deemed present at the meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but shall not be deemed to have been voted in favor of such matter. Abstentions, therefore, as to any proposal will have the same effect as votes against such proposal. If a broker turns in a "non-vote" Proxy, indicating a lack of voting instruction by the beneficial holder of the shares and lack of discretionary authority on the part of the broker to vote on a particular matter, then the shares covered by such non-vote Proxy shall be deemed present at the meeting for purposes of determining a quorum but shall not be deemed to be represented at the meeting for purposes of calculating the vote required for approval of such matter.

     The Company will pay for costs of soliciting Proxies, including the costs of preparing and mailing the Notice of Annual Meeting of Shareholders and this Proxy Statement. Solicitation will be primarily by mailing this Proxy Statement to all shareholders entitled to vote at the meeting. Proxies may be solicited by officers or other employees of the Company who will receive no special compensation for their services. The Company may reimburse brokers, banks, and others holding shares in their names for others for the costs of forwarding proxy material to, and obtaining Proxies from, beneficial owners.

     The Annual Report of the Company, including financial statements, for the fiscal year ended December 31, 1998, is being mailed with this Proxy Statement. Copies of this Proxy Statement and Proxies will first be mailed to shareholders on or about April 7, 1999.

                                   VOTING RIGHTS

     Only shareholders of record at the close of business on March 22, 1999 are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. As of that date, there were issued and outstanding 7,822,137 shares of Class A Common Stock and 1,198,557 shares of Class B Common Stock, the only classes of securities of the Company entitled to vote at the meeting. Each holder of record of Class A Common Stock is entitled to one vote for each share registered in his or her name as of the record date, and each holder of record of Class B Common Stock is entitled to ten votes for each share registered in his or her name as of the record date. The Articles of Incorporation of the Company do not grant the shareholders the right to vote cumulatively for the election of directors. No shareholder will have appraisal rights or similar dissenter's rights as a result of any matters expected to be voted on at the meeting. The presence in person or by proxy of holders of a majority of the voting power represented by the outstanding shares of the Class A and Class B Common Stock, in the aggregate, entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business.

                               COMMON STOCK OWNERSHIP

     The following table sets forth certain information provided to the Company by the holders or contained in the Company's stock ownership records regarding beneficial ownership of the Company's Common Stock as of March 22, 1999 by (i) each person known by the Company to be the beneficial owner of more than 5% of any class of the Company's outstanding Common Stock; (ii) the Chief Executive Officer and each executive officer whose total annual salary and bonus exceeded $100,000 during the year ended December 31, 1998 ("Named Executive Officers"); (iii) each director of the Company; and (iv) all directors and executive officers of the Company as a group. Unless otherwise indicated, each person has sole voting and investment power with respect to the shares listed. In accordance with the rules of the Securities and Exchange Commission, a person is deemed to be the beneficial holder of shares that such person has a right to acquire by exercise of an option exercisable at or becoming exercisable within 60 days after the record date ("currently exercisable option").

                                                 CLASS A                   CLASS B
                                               COMMON STOCK              COMMON STOCK
                                         -----------------------   -----------------------
                                                                                               PERCENTAGE OF
NAME AND ADDRESS                          NUMBER OF   PERCENTAGE     NUMBER     PERCENTAGE    COMBINED VOTING
OF BENEFICIAL OWNER                        SHARES      OF CLASS     OF SHARES    OF CLASS          POWER
---------------------------------------  ----------   ----------    ---------   ----------    ---------------

Franklin Resources, Inc. (1). . . . . .    986,280       12.6%          --          --              5.0%
777 Mariners Island Boulevard
San Mateo, CA 94404

                                                 CLASS A                   CLASS B
                                               COMMON STOCK              COMMON STOCK
                                         -----------------------   -----------------------
                                                                                               PERCENTAGE OF
NAME AND ADDRESS                          NUMBER OF   PERCENTAGE     NUMBER     PERCENTAGE    COMBINED VOTING
OF BENEFICIAL OWNER                        SHARES      OF CLASS     OF SHARES    OF CLASS          POWER
---------------------------------------  ----------   ----------    ---------   ----------    ---------------

Baron Capital Group, Inc. (2) . . . . .    892,000       11.4           --          --              4.5
767 Fifth Avenue
24th Floor
New York, NY 10153

Goldman Sachs & Co. (3) . . . . . . . .    774,650        9.9           --          --              3.9
85 Broad Street
New York, New York 10004

T. Rowe Price Associates, Inc. (4). . .    764,800        9.8           --          --              3.9
100 E. Pratt Street
Baltimore, MD 21202

Telephone & Data Systems, Inc. (5). . .    586,799        7.5        132,597        11.1            9.7
30 North LaSalle Street
Chicago, IL 60602

Arvig Enterprises, Inc. . . . . . . . .    358,893        4.6        121,664        10.2            8.0
160 2nd Ave. S.W.
Perham, MN 56573

Consolidated Telephone Company. . . . .    201,107        2.6         86,189         7.2            5.4
1102 Madison Street
Brainerd, MN 56401

Melrose Telcom, Inc.. . . . . . . . . .    185,487        2.4         79,493         6.6            4.9
320 East Main Street
Melrose, MN 56352

Paul Bunyan Rural
Telephone Cooperative (6) . . . . . . .     94,106        1.2         85,332         7.1            4.8
1831 Anne Street NW
Bemidji, MN 56601

West Central CelCom, Inc. . . . . . . .       --          --          79,857         6.7            4.0
209 Minnesota Avenue
Sebeka, MN 56477

Richard P. Ekstrand (7) . . . . . . . .    172,084        2.2         32,708         2.7            2.5
Jeffrey S. Gilbert (8). . . . . . . . .    110,956        1.4         85,332         7.1            4.9
Marvin C. Nicolai (9) . . . . . . . . .    218,257        2.8         86,189         7.2            5.4

                                                 CLASS A                   CLASS B
                                               COMMON STOCK              COMMON STOCK
                                         -----------------------   -----------------------
                                                                                               PERCENTAGE OF
NAME AND ADDRESS                          NUMBER OF   PERCENTAGE     NUMBER     PERCENTAGE    COMBINED VOTING
OF BENEFICIAL OWNER                        SHARES      OF CLASS     OF SHARES    OF CLASS          POWER
---------------------------------------  ----------   ----------    ---------   ----------    ---------------

George M. Revering (10) . . . . . . . .     31,244         *          38,538         3.2            2.1
Don C. Swenson (11) . . . . . . . . . .    381,507        4.9        121,664        10.2            8.1
George W. Wikstrom (12) . . . . . . . .     98,785        1.3         34,944         2.9            2.3
Scott G. Donlea (13). . . . . . . . . .     33,044         *            --          --               *
Wesley E. Schultz (14). . . . . . . . .     67,671         *            --          --               *
David DelZoppo (15) . . . . . . . . . .      3,000         *            --          --               *
All directors and executive officers
as a group (10 persons) (16). . . . . .  1,131,548       14.0        399,375        33.3           25.5

----------
* Denotes less than 1%.

(1) Based on Schedule 13G dated February 2, 1999, filed jointly by Franklin Resources, Inc., Charles B. Johnson and Rupert H. Johnson, Jr., principal shareholders of Franklin Resources, Inc., and Franklin Advisers, Inc., a subsidiary of Franklin Resources, Inc. Franklin Advisers, Inc. has sole voting and dispositive power over such shares, which are held for the benefit of investment advisory clients.

(2) Based on Schedule 13G dated May 11, 1998, filed jointly by Baron Capital Group, Inc. ("BCG"), BAMCO, Inc. ("BAMCO"), an investment adviser; Baron Small Cap Fund ("BSCF"), an investment company, and Ronald Baron. BCG and Mr. Baron disclaim beneficial ownership of securities held by BAMCO and BSCF (or the investment advisory clients thereof) to the extent such shares are held by persons other than BCG and Mr. Baron. BAMCO disclaims beneficial ownership of shares held by its investment advisory clients to the extent such shares are held by persons other than BAMCO and its affiliates.

(3) Based on Schedule 13G dated February 14, 1999, filed jointly by Goldman Sachs & Co. and The Goldman Sachs Group, LP, which have shared voting and shared dispositive powers over such shares, which are held for the benefit of investment advisory clients.

(4) Based on Schedule 13G dated February 12, 1999. According to a statement provided by T. Rowe Price Associates, Inc., "These securities are owned by various individual and institutional investors, which T. Rowe Price Associates, Inc. ("Price Associates") serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities."

                                       (FOOTNOTES CONTINUED ON FOLLOWING PAGE)

(FOOTNOTES CONTINUED FROM PRECEDING PAGE)

(5) Based on Schedule 13G dated February 11, 1999. Includes 100% of Rural Cellular Corporation Class A and Class B shares owned by Arvig Cellular, Inc. (172,348 Class A and 70,243 Class B); Mid-State Telephone Co. (74,746 Class A and 31,177 Class B); and Minnesota Invco RSA #5 (339,705 Class A and 31,177 Class B). Telephone and Data Systems, Inc. owns (i) 100% of TDS Telecommunications Corporation, which owns 100% of Arvig Telcom, Inc., which in turn owns 100% of Arvig Cellular, Inc., and 100% of Mid-State Telephone Co. and (ii) approximately 96% of the issued and outstanding shares of United States Cellular Corporation, which owns 100% of United States Cellular Investment Company, which owns 100% of Minnesota Invco RSA #5, Inc.

(6) Includes 19,285 shares of Class A Common Stock owned by a subsidiary of Paul Bunyan Rural Telephone Cooperative.

(7) Includes 97,276 shares of Class A Common Stock and 32,708 shares of Class B Common Stock owned by Lowry Telephone Co., Inc., of which Mr. Ekstrand is the sole shareholder and Vice President, and 1,500 shares of Class A Common Stock held by or on behalf of Mr. Ekstrand's children. Also includes 63,950 shares of Class A Common Stock that may be purchased upon exercise of currently exercisable options.

(8) Includes 74,821 shares of Class A Common Stock and 85,332 shares of Class B Common Stock owned by Paul Bunyan Rural Telephone Cooperative, of which Mr. Gilbert is Assistant Manager, and 19,285 shares of Class A Common Stock owned by Northern Communications, Inc., of which Mr. Gilbert is the General Manager. Mr. Gilbert disclaims beneficial ownership of these shares. Also includes 15,750 shares of Class A Common Stock that may be purchased upon exercise of currently exercisable options.

(9) Includes 201,107 shares of Class A Common Stock and 86,189 shares of Class B Common Stock owned by Consolidated Telephone Company, of which Mr. Nicolai is the General Manager. Mr. Nicolai disclaims beneficial ownership of these shares. Also includes 15,750 shares of Class A Common Stock that may be purchased upon exercise of currently exercisable options.

(10) Includes 26,200 shares of Class B Common Stock owned by Midwest Telephone Company, of which Mr. Revering is General Manager, and 14,394 shares of Class A Common Stock and 12,338 shares of Class B Common Stock owned by Peoples Telephone Company of Big Fork, of which Mr. Revering is President. Mr. Revering disclaims beneficial ownership of these shares. Also includes 15,750 shares of Class A Common Stock that may be purchased upon exercise of currently exercisable options.

(11) Includes 358,893 shares of Class A Common Stock and 121,664 shares of Class B Common Stock owned by affiliates of Arvig Enterprises, Inc., of which Mr. Swenson is a member of the Board of Directors. Mr. Swenson disclaims beneficial ownership of these shares. Also includes 15,750 shares of Class A Common Stock that may be purchased upon exercise of currently exercisable options.

                                       (FOOTNOTES CONTINUED ON FOLLOWING PAGE)

(FOOTNOTES CONTINUED FROM PRECEDING PAGE)

(12) Includes 81,535 shares of Class A Common Stock and 34,944 shares of Class B Common Stock owned by Wikstrom Telephone Company, Inc., of which Mr. Wikstrom is a shareholder and Vice President. Mr. Wikstrom disclaims beneficial ownership of these shares. Also includes 15,750 shares of Class A Common Stock that may be purchased upon exercise of currently exercisable options.

(13) Includes four shares of Class A Common Stock owned by or on behalf of Mr. Donlea's wife and children and 31,340 shares of Class A Common Stock that may be purchased upon exercise of currently exercisable options.

(14) Includes 65,000 shares of Class A Common Stock that may be purchased upon exercise of currently exercisable options.

(15) Includes 3,000 shares of Class A Common Stock that may be purchased upon exercise of currently exercisable options.

(16) Includes 257,040 shares of Class A Common Stock that may be purchased upon exercise of currently exercisable options.


                                     ITEM NO. 1
                               ELECTION OF DIRECTORS

     The Company's Articles of Incorporation provide that directors are divided into three classes, with each class serving a three-year term and approximately one-third of the Board of Directors to be elected each year. At the 1999 Annual Meeting, two Class II directors will be elected, each to hold office for a term expiring at the Annual Meeting of Shareholders to be held in 2002, or until his successor has been elected and qualified, or until his death, resignation, or removal, if earlier.

     The directors in Class II whose terms are expiring, George M. Revering and Don C. Swenson, have been nominated by the Board of Directors for reelection.

     Election of directors will be determined by a majority vote of the combined voting power of all shares of Common Stock present in person or by proxy and voting at the Annual Meeting.

     THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT THE ABOVE NOMINEES BE ELECTED. UNLESS INSTRUCTED NOT TO VOTE FOR THE ELECTION OF THE NOMINEES, THE PROXIES WILL VOTE TO ELECT THE NOMINEES ABOVE NAMED. IF ANY NOMINEE IS NOT A CANDIDATE FOR ELECTION AT THE MEETING, THE PROXIES MAY VOTE FOR SUCH OTHER PERSON AS THEY, IN THEIR DISCRETION, MAY DETERMINE.

     Certain information regarding the nominees and the continuing directors of the Company is set forth below:

NOMINEES FOR ELECTION (TERMS EXPIRING IN 2002)

     GEORGE M. REVERING, 57, has been a director of the Company since 1990. Mr. Revering has been President of Midwest Information Systems, Inc. ("MISI") since 1976 and is President of Midwest Telephone Company and Peoples Telephone Company of Big Fork, both subsidiaries of MISI and shareholders of the Company, and President of Osakis Telephone Company, a subsidiary of MISI. He is a director of Minnesota Equal Access Network Services, Inc. ("MEANS") and President of Means Telecom, a subsidiary of MEANS.

     DON C. SWENSON, 57, has been a director of the Company since 1990 and Secretary of the Company since 1995. Mr. Swenson has been with Arvig Enterprises, Inc., a telecommunications holding company and, through its affiliates, a shareholder of the Company, since 1981, currently serving as Chief Operating Officer of that company. Mr. Swenson also serves as a director of Arvig Enterprises, Inc. and Cellular 2000, Inc. ("Cellular 2000"). He is also on the Board of Directors of United Community Bank, Perham, Minnesota.

CONTINUING CLASS I DIRECTORS (TERMS EXPIRING IN 2001)

     JEFFREY S. GILBERT, 49, has been a director of the Company since June 1995. Since September 1996, he has served as Assistant Manager of Paul Bunyan Rural Telephone Cooperative ("Paul Bunyan") and General Manager of Northern Communications, Inc., a wholly-owned subsidiary of Paul Bunyan. Both Paul Bunyan and Northern Communications, Inc. are shareholders of the Company. Mr. Gilbert had served as General Manager of Deer River Telephone Co., Inc., a local exchange telephone company and formerly a subsidiary of Paul Bunyan and a shareholder of the Company, since January 1993 and as a manager and in other positions with that company since 1982. He is also a director of Cellular 2000 and the Minnesota Telephone Association ("MTA").

     MARVIN C. NICOLAI, 57, has been a director of the Company since June 1995. He became General Manager of Consolidated Telephone Company ("Consolidated"), a local exchange telephone company and a shareholder of the Company, and Northland Communications Corporation ("Northland"), a wholly-owned subsidiary of Consolidated, in January 1995. From 1988 to 1995, he was the manager of Northland. Mr. Nicolai is also a director of Cellular 2000, MEANS, and Independent Information Services Corp. and a member of the Board of Governors of Independent Emergency Services LLC.

CONTINUING CLASS III DIRECTORS (TERMS EXPIRING IN 2000)

     RICHARD P. EKSTRAND, 49, has served as President, Chief Executive Officer and a director of the Company since 1990. Since 1984, Mr. Ekstrand has also served as Vice President and a director of Lowry Telephone Co., Inc., a local exchange telephone company and a shareholder of the Company, of which Mr. Ekstrand is the sole shareholder. Mr. Ekstrand currently serves as a director of Cellular 2000. Mr. Ekstrand is past president of the MTA and the Association of Minnesota Telephone Utilities. He currently serves as a director for the Rural Cellular Association and is active in the Cellular Telecommunications Industry Association ("CTIA"), serving on the Board of Directors, Executive Committee, Industry Information Council, Small Operators Caucus and Wireless Foundation Board of Directors.

     GEORGE W. WIKSTROM, 61, has been a director of the Company since 1990 and Vice President since 1991. Mr. Wikstrom is a shareholder and has been Vice President of Wikstrom Telephone Company, Incorporated, a local exchange telephone company and a shareholder of the Company, for more than ten years. He also serves as President and a director of Cellular 2000. Mr. Wikstrom has been a Commissioner of the Northwest Regional Development Commission since 1979 and serves as a director of the MTA and MEANS.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     During fiscal 1998, the Board of Directors held sixteen meetings. All directors attended at least 75% of the meetings of the Board and the committees on which they served.

     The Company's Board of Directors has established an Audit Committee and a Compensation Committee. Jeffrey S. Gilbert (Chair), Marvin C. Nicolai and George M. Revering currently serve on the Audit Committee. The Audit Committee's duties include examination of matters relating to the financial affairs of the Company, including reviewing the Company's annual financial statements, the scope of the independent annual audit, and the independent accountant's letter to management concerning the effectiveness of the Company's internal financial and accounting controls. The Audit Committee held two meetings during 1998.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

     Don C. Swenson (Chair), Marvin C. Nicolai and George W. Wikstrom served on the Compensation Committee in fiscal 1998. Messrs. Wikstrom and Swenson serve as a Vice President and Secretary of the Company, respectively. Mr. Swenson is Chief Operating Officer and a director of Arvig Enterprises, Inc., which together with certain affiliates holds more than 5% of the Company's Class B Common Stock and has engaged in various transactions with the Company, all of which are more fully described under "Certain Transactions." Mr. Nicolai is General Manager of Consolidated Telephone Company, which holds more than 5% of the Company's Class B Common Stock and has engaged in various transactions with the Company, all of which are more fully described under "Certain Transactions." The Compensation Committee's duties include consideration of and recommendations to the Company's Board of Directors with respect to programs for executive compensation, employee benefit and incentive plans, and other compensation matters and policies. The Compensation Committee held seven meetings during 1998.

COMPENSATION OF DIRECTORS

     DIRECTORS' FEES. Each nonemployee director of the Company is paid an annual fee of $3,000. In addition, each non-employee director is paid $400 for each Board meeting attended in person, $250 for each Board meeting attended via telephone conference and each committee meeting attended in person, and $150 for each committee meeting attended via telephone conference, and is reimbursed for travel and other expenses incurred in attending meetings and serving as a director. Total fees paid to all nonemployee directors as a group for services rendered during 1998 were $48,800.

     DIRECTORS' STOCK OPTION PLAN. Directors who are not otherwise employees of the Company are eligible to be granted options under the Company's Stock Option Plan for Nonemployee Directors (the "Directors Plan"). The Directors Plan provides that all nonemployee directors serving as of the day following an annual meeting will be granted options to purchase 5,250 shares of Class A Common Stock on that date. Pursuant to the Directors Plan, nonemployee directors serving as of the day following the 1998 Annual Meeting were granted options to purchase an aggregate of 26,250 shares of Class A Common Stock at $16.38 per share.

SECTION 16 BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules promulgated thereunder, requires the Company's officers, directors, and holders of 10% or more of its outstanding Common Stock to file certain reports with the Securities and Exchange Commission (the "Commission"). To the Company's best knowledge, based solely on information provided to it by the reporting individuals, all of the reports required to be filed by these individuals were filed.


                                     ITEM NO. 2
                           RATIFICATION OF APPOINTMENT OF
                                INDEPENDENT AUDITORS

     The Company's independent auditors for Fiscal 1998 were Arthur Andersen LLP, independent public accountants. The Audit Committee of the Board of Directors has considered the qualifications and experience of Arthur Andersen LLP, and, based upon the recommendation of the Audit Committee, the Board of Directors has appointed them as independent auditors of the Company for the current fiscal year, which ends December 31, 1999 ("Fiscal 1999"). Although the submission of this matter to the shareholders is not required by law, the Board of Directors desires to obtain the shareholders' ratification of such appointment. If ratification is not obtained, the adverse vote will be considered as a direction to the Board to select other auditors for the following year. However, because of the difficulty and expense of making any substitutions of auditors for the fiscal year already in progress, it is contemplated that the appointment for Fiscal 1999 will stand unless the Board finds other good reason for making a change.

     Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions.

     The affirmative vote of a majority of the combined voting power of the shares of Common Stock present and voting on such matter is required for ratification of the appointment of Arthur Andersen LLP as the Company's independent auditors.

          THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE
RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR FISCAL 1999. YOUR PROXY WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE.

                              EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth information with regard to compensation paid to the Company's Chief Executive Officer and to each other executive officer whose total annual salary and bonus for fiscal 1998 exceeded $100,000 (the "Named Executive Officers").

                                                                                  LONG-TERM
                                                                                 COMPENSATION
                                                         ANNUAL COMPENSATION        AWARDS
                                                        ---------------------    ------------      ALL OTHER
NAME AND PRINCIPAL POSITION             FISCAL YEAR      SALARY        BONUS        OPTIONS     COMPENSATION(1)
-------------------------------------   -----------     --------     --------    ------------   ---------------
Richard P. Ekstrand . . . . . . . . .     1998          $312,500     $148,393       75,000          $4,970
     President and Chief                  1997           176,000       54,559       11,750           4,207
     Executive Officer                    1996           120,000       52,000       81,000           4,255

Wesley E. Schultz . . . . . . . . . .     1998          $217,500     $ 57,068       22,500          $4,970
     Senior Vice President,               1997           126,000       30,738        6,500           2,908
     Finance and Administration           1996(2)         56,567       13,333       90,000             --
     and Chief Financial Officer

Scott G. Donlea . . . . . . . . . . .     1998          $140,000     $ 34,249       12,500          $3,778
     Vice President, Sales and            1997           113,000       51,587        2,500           4,116
     Marketing                            1996            84,100       35,000       64,600           3,170

David J. Del Zoppo  . . . . . . . . .     1998          $ 90,000     $ 23,704       15,000          $2,511
     Vice President, Controller           1997(3)         49,583        --          10,000             687
                                          1996             --           --            --              --

----------
(1) For all years, all other compensation consists of Company contributions on behalf of each Named Executive Officer to the Company's 401(k) plan.

(2) Mr. Schultz joined the Company as Vice President, Finance and Chief Financial Officer on May 14, 1996.

(3)  Mr. Del Zoppo joined the Company as Corporate Controller on May 27, 1997.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth certain information regarding options granted to the Named Executive Officers during the 1998 fiscal year.

                                           INDIVIDUAL GRANTS
                           --------------------------------------------------
                                         PERCENT OF
                            NUMBER OF      TOTAL                                  POTENTIAL REALIZABLE VALUE
                           SECURITIES     OPTIONS                                   AT ASSUMED ANNUAL RATES
                           UNDERLYING    GRANTED TO                               OF STOCK PRICE APPRECIATION
                            OPTIONS      EMPLOYEES     EXERCISE                          FOR OPTION TERM
                            GRANTED      IN FISCAL       PRICE      EXPIRATION    ---------------------------
          NAME               (#)(1)         YEAR       ($/SHARE)       DATE        5% ($)(2)       10% ($)(2)
-----------------------    ----------    ----------    ---------    ----------    ----------       ----------
Richard P. Ekstrand . .    25,000(3)        9.4%        $13.31       01/02/08      $209,265        $  530,318
                           50,000(4)       18.9%         15.50       08/19/08       487,393         1,235,150

Wesley E. Schultz . . .    12,500(5)        4.7%         13.31       01/02/08       104,632           265,159
                           10,000(4)        3.8%         15.50       08/19/08        97,479           247,030

Scott G. Donlea . . . .    12,500(5)        4.7%         13.31       01/02/08       104,632           265,159

David J. Del Zoppo  . .     5,000(5)        1.9%         13.31       01/02/08        41,853           106,064
                           10,000(5)        3.8%         16.25       06/25/08       102,195           258,983

----------
(1) The number indicated is the number of shares of Class A Common Stock that can be acquired upon the exercise of options. The Company has not granted any SARs.

(2) The assumed rates of 5% and 10% are hypothetical rates of stock price appreciation selected by the Commission and are not intended to, and do not, forecast or assume actual future stock prices. The Company believes that future stock appreciation, if any, is unpredictable and is not aware of any formula that will determine with any reasonable accuracy the present value of stock options based on future factors which are unknowable and volatile. No gain to optionees is possible without an appreciation in stock prices, and any such increase will benefit all shareholders commensurably. There can be no assurance that the amounts reflected in this table will be achieved.

(3) Consists of an incentive stock option for 9,000 shares and a nonqualified stock option for 16,000 shares. Each option has a term of ten years, but provides for early termination upon termination of employment, is not transferable, and becomes exercisable in five annual installments of 1,800 and 3,200 shares, respectively.

(4) A nonqualified stock option, which has a term of ten years, but provides for early expiration upon termination of employment, is not transferable, and becomes exercisable in five equal annual installments.

(5) An incentive stock option, which has a term of ten years, but provides for early expiration upon termination of employment, is not transferable, and becomes exercisable in five equal annual installments.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

     The following table provides information relating to option exercises during fiscal 1998 and the number and value of shares of Common Stock subject to options held by the Named Executive Officers as of December 31, 1998.

                                                              NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                                SHARES                       UNDERLYING UNEXERCISED      IN-THE-MONEY OPTIONS AT
                              ACQUIRED ON                       OPTIONS AT FISCAL        FISCAL YEAR-END ($)(2)
                               EXERCISE        VALUE             YEAR-END (#)(1)               EXERCISABLE/
          NAME                    (#)        REALIZED ($)   EXERCISABLE/UNEXERCISABLE         UNEXERCISABLE
--------------------------    -----------    -----------    -------------------------    -----------------------
Richard P. Ekstrand. . . .      54,200        $307,135            58,950/123,600             $44,775/$66,825

Wesley E. Schultz. . . . .        --             --                45,500/73,500               53,625/70,125

Scott G. Donlea. . . . . .      19,900         115,681             28,840/51,260               30,170/53,101

David J. Del Zoppo . . . .        --             --                 2,000/23,000                2,740/10,960

----------
(1)  The Company has not granted any SARs.

(2) Value is calculated as the difference between the closing price of Class A Common Stock on December 31, 1998 ($10.50) and the related option exercise price (if lower than the closing price) multiplied by the number of shares underlying the option.

EMPLOYMENT AGREEMENTS/CHANGE IN CONTROL PROVISIONS

     The Company has entered into employment agreements with Messrs. Ekstrand, Schultz and Donlea. Each agreement may be terminated at any time by either the individual or the Company. Each agreement prohibits the individual from engaging in any activity competitive with the business of the Company or contacting customers or employees of the Company for such purpose for a period of one year (in the case of Mr. Ekstrand) or six months (for Messrs. Schultz and Donlea) following termination of employment. The employment agreements with Messrs. Ekstrand and Schultz, which were entered into in January 1999, provide for an initial term ending December 31, 2001 and are renewable each year for an additional one-year period, so that the remaining term of employment is never less than two years. The employment agreement with Mr. Donlea (originally entered into in December 1995) currently expires on December 31, 2000. If any of the agreements is terminated at any time by the Company for other than "Just Cause" (as defined in the employment agreements), the Company is obligated to continue payment of salary and certain other benefits for the remainder of the term of the agreement. The employment agreements provide for annual base salaries plus such increases as may be determined from time to time, but at least annually.

          If any of these individuals is terminated for other than Just Cause following a "Change in Control" of the Company (as defined in the 1995 Stock Compensation Plan (the "Plan")), he will be entitled to receive compensation equal to 2.99 times his "base amount" of compensation (as defined in Section 280G(b)(3) of the Internal Revenue Code of 1986, as amended (the "Code")). In addition, in the event of a Change in Control, any award granted under the Plan will become fully exercisable and vested. A "Change in Control" occurs when (i) the majority of the directors of the Company are persons other than persons whose election has been solicited by the Board of Directors or have been appointed by the Board to fill vacancies created by death, resignation, or a new position, (ii) any person or group of persons (as defined in Section 13(d) of the Exchange Act and the rules thereunder) acquires 30% or more of the outstanding voting stock of the Company, or (iii) the shareholders of the Company approve a merger or consolidation (other than a merger or consolidation with a subsidiary of the Company or in which the Company is the surviving corporation and the shareholders of the Company immediately prior to the merger own more than 70% of the outstanding voting stock of the surviving corporation or its parent corporation), exchange of shares, sale or other disposition of all or substantially all of the Company's assets, or liquidation or dissolution of the Company. In the event that any payment made upon the occurrence of a Change in Control becomes subject to the excise tax imposed by Section 4999 of the Code, the Company will pay such additional amounts as would put the individual in the same after-tax position as if such excise tax did not apply.

REPORT OF COMPENSATION COMMITTEE

     OVERVIEW AND PHILOSOPHY. The Compensation Committee of the Board (the "Compensation Committee") is composed entirely of nonemployee Directors. The members of the Compensation Committee during fiscal 1998 were Don C. Swenson (Chair), Marvin C. Nicolai, and George W. Wikstrom. The Compensation Committee's duties include consideration of and recommendation to the Company's Board of Directors with respect to programs for executive compensation, employee benefit and incentive plans, and other compensation matters and policies.

     The objectives of the Company's executive compensation program are:

          (i) to attract and retain superior talent and reward individual performance;

          (ii) to support the achievement of the Company's financial and strategic goals; and

          (iii) through stock-based compensation, to align the executive officers' interest with the success of the Company.

     The Company's executive compensation program strives to be competitive with the compensation programs of comparable wireless telecommunications companies. In that respect, the Company compares itself to companies similar in size within the wireless telecommunications industry. These may include companies in the peer group described below under "Stock Performance Graph," but nonpublic companies similar in size to the Company are also included. In comparing itself to these companies, the Company relies upon salary survey data developed and published by external sources, including the Cellular Telephone Industry Association and a compensation consulting firm.

          The Committee periodically conducts a review of its executive compensation programs to ensure that the Company's executive compensation programs are meeting the objectives listed above. In its review, the Committee considers data submitted by management and external data, including the data referred to in the preceding paragraph.

     Compensation for the Company's executives has three components: base salary, incentive bonuses, and stock options. The Compensation Committee recommends executive compensation at levels which, in its judgment, are warranted by external, internal and individual circumstances.

     BASE SALARY. In making recommendations to the Board of Directors regarding an individual's base salary, the Compensation Committee considers the compensation levels of similar positions at comparable companies, the responsibilities and performance of the individual executive officer, and the Company's recent financial performance.

     Generally, salary determinations are made prior to the beginning of each calendar year based upon evaluations and recommendations made by the Chief Executive Officer. The Chief Executive Officer provides the Compensation Committee with a performance appraisal for each other executive officer that assesses the individual's performance in the following areas: accountabilities of the position, individual goals and objectives, special projects and assignments, and management skills and the achievement of an annual training/development plan. A salary recommendation is made based upon the individual's overall performance assessment and where the individual's salary falls within the range of salaries for similar positions at comparable companies within the industry. Salary determinations for newly hired executive officers are made prior to an offer of employment and are based upon the individual's prior experience, anticipated contribution to the Company, and the range of salaries for similar positions at comparable companies within the industry.

     INCENTIVE BONUSES. Each executive officer is eligible to receive a cash bonus at the end of the fiscal year based upon the Company's financial performance and the officer's achievement of specified individual goals. The purpose of this annual cash incentive program is to provide a direct financial incentive to the executive officers to meet or exceed the Company's financial and other market-based performance objectives.

     Potential bonus awards for executive officers are determined prior to the beginning of each fiscal year. For fiscal 1998, each Named Executive Officer's potential annual bonus was based on attainment of certain EBITDA goals as reflected in the Company's fiscal 1998 budget and specified individual goals. Target bonuses were between approximately 15% and 42% of base salary. For fiscal 1998, the Named Executive Officers earned annual bonuses of between 10% and 31% of base salary.

     In addition, in recognition of their efforts in completing the Company's acquisition of Atlantic Cellular, L.P. and Western Maine Cellular, Inc., and the related financing, the Named Executive Officers were given special cash bonuses of between $10,000 and $50,000. Two Named Executive Officers received stock options in lieu of or in addition to the cash bonus.

     STOCK OPTIONS. Stock options are the principal vehicle used by the Company for the payment of long-term compensation and to provide a stock-based incentive to improve the Company's financial performance. The objectives of stock option grants are to assist in the recruitment, motivation, and retention of key professional and managerial personnel as well as to reward eligible employees for outstanding performance.

     Stock options are designed to align the interest of the Company's executives with those of shareholders by encouraging executives to enhance the value of the Company and, hence, the price of the Class A Common Stock and return to shareholders. In addition, through deferred vesting, this component of the compensation system is designed to create an incentive for the individual executive to remain with the Company.

     In 1998, stock options to purchase in the aggregate 125,000 shares (including the bonus options noted above) were granted to the Named Executive Officers. The grants were based on the individual's actual and/or potential contributions to the Company. The exercise price for the options was equal to the market price of the Class A Common Stock on the date of grant. Accordingly, an executive receiving an option is rewarded only if the market price of the Company's Class A Common Stock appreciates. Stock options are recommended by the Compensation Committee and authorized by the Board of Directors. The Company may periodically grant new options to these individuals to provide continuing incentives for future performance.

     CHIEF EXECUTIVE OFFICER'S COMPENSATION. The Committee determines Mr. Ekstrand's compensation package in accordance with the methodology described above. In evaluating and setting the CEO's target annual compensation, the Committee reviews the Company's business and financial performance, considering such factors as sales, earnings, customer growth, and market share, as well as the Company's progress with respect to its long-term goals and strategies. The Committee does not assign relative weights or rankings to these factors, but instead makes a subjective determination based upon a consideration of all of these factors.

     For fiscal 1998, the Compensation Committee recommended that the Chief Executive Officer's salary be increased to $312,500, based upon its evaluation of Mr. Ekstrand's contribution toward the achievement of the Company's financial strategies and other goals, significant Company growth during 1997, and comparative chief executive officer salary information. In particular, the Committee recognized the Company's increased size, revenues having grown from $30 million in fiscal 1996 to $54 million in fiscal 1997, number of customers having increased from approximately 52,000 to approximately 111,000, and the population served by the Company's service area (POPs) having nearly doubled from 600,000 to 1.1 million, and the expected growth through the anticipated acquisition of additional properties in New England, noting that such growth had been achieved in large part because of Mr. Ekstrand's leadership, both in strategic planning and action and in building a team of highly qualified and motivated executives. The Committee's review of salaries paid to CEOs of telecommunications companies comparable in size to the Company, both at the end of 1997 and as anticipated would occur in 1998, indicated that without a substantial increase, Mr. Ekstrand's compensation would be below market.

     Mr. Ekstrand's annual bonus for fiscal 1998 of $98,393 was based on the Company's achievement of certain financial performance goals and his achievement of specified personal goals. In addition, Mr. Ekstrand received a special cash bonus of $50,000 for his extraordinary efforts in completing the acquisitions and financing noted above.

     In 1998 Mr. Ekstrand was granted options to purchase 25,000 shares at $13.31 per share and 50,000 shares at $15.50 per share. The second grant was in conjunction with the special cash bonus noted in the preceding paragraph.

     OTHER INFORMATION. In 1993, Section 162(m) of the Internal Revenue Code was adopted which, beginning in 1994, imposes an annual deduction limitation of $1.0 million on the compensation of certain executive officers of publicly held companies. The Compensation Committee does not believe that the Section 162(m) limitation will materially affect the Company in the near future given the current level of the compensation of the executive officers.

          Don C. Swenson, Chair    Marvin C. Nicolai   George W. Wikstrom

                       Members of the Compensation Committee

STOCK PERFORMANCE GRAPH

     The following graph compares the Company's cumulative total shareholder return on its Common Stock for the period beginning February 8, 1996, the date the Class A Common Stock was first traded on The Nasdaq National Market, through December 31, 1998, with the cumulative total returns of the Standard & Poor's Corporation ("S&P") 500 Stock Index and a peer group consisting of eight publicly traded cellular telephone companies (described below). The comparison assumes $100 was invested in the Company's Common Stock and in each index at the beginning of the comparison period and reinvestment of dividends.

Research Data Group                          Peer Group Total Return Worksheet

     Rural Cellular Corp (RCCC)

                                        CUMULATIVE TOTAL RETURN
                                   ---------------------------------
                                   2/8/96    12/96    12/97    12/98
     RURAL CELLULAR CORPORATION     100        96      131      105
     PEER GROUP                     100        79      112      186
     S & P 500                      100       115      153      197

Note: The Peer Group Index was prepared by Research Data Group specifically for the Company and consists of AirTouch Communications, Inc., Centennial Cellular Corp., Commnet Cellular, Inc., Powertel, Inc. (formerly Intercel, Inc.), Rogers Cantel Mobile Communications, Inc., United States Cellular Corporation, and Vanguard Cellular Systems, Inc. Cellular Communications of Puerto Rico, Inc. and Palmer Wireless, Inc., which had been included in the Peer Group Index for fiscal 1996, and PriCellular Corporation, which had been included for fiscal 1996 and 1997, are no longer publicly traded.

                                CERTAIN TRANSACTIONS
SWITCHING SERVICES

     The Company utilizes switching services provided by Switch 2000, LLC ("Switch 2000"), in which the Company previously held a 40.8% ownership interest. Richard P. Ekstrand, President, Chief Executive Officer, and a director of the Company, served as Chair of the Board of Governors of Switch 2000 until September 30, 1998, when the Company liquidated its interest in Switch 2000. Under a user agreement with Switch 2000, the Company was obligated to pay its portion of the costs of cellular switching and related services. During 1998, charges to the Company from Switch 2000 for switching services and related equipment totaled $710,000. During fiscal 1997, the Company activated its own mobile telephone switching office and reduced its reliance on services provided by Switch 2000.

TRANSACTIONS WITH SHAREHOLDERS AND OTHER RELATED ENTITIES

     The Company has entered into various arrangements with shareholders or their affiliates. Arrangements involving shareholders or their affiliates that beneficially own more than 5% of any class of the Company's Common Stock and in which total payments for all such arrangements exceeded $60,000 in fiscal 1998 and involving affiliates of directors where the total amounts involved exceeded 5% of the related entity's annual revenues for fiscal 1998 are described below. Except as may be otherwise indicated below, the Company anticipates that amounts earned or incurred in 1999 will be similar to the 1998 amounts.

     LEASES, TRANSMISSION SERVICES, AND AGENCY AGREEMENTS. The Company has arrangements with several of its shareholders for leasing cell sites and using telephone lines for transmission between cell sites and the switch serving the Company's cellular network. The Company leased office space in Detroit Lakes, Minnesota, from an affiliate of Arvig Enterprises, Inc. In addition, several of the Company's shareholders and their affiliates serve as agents for the sale of the Company's cellular and paging services. During 1998, the Company was charged $360,919 by Arvig Enterprises, Inc. and its affiliates for all such services. Arvig Enterprises, Inc., through certain of its affiliates, is the beneficial owner of more than 5% of the Company's outstanding Class B Common Stock. Don C. Swenson, a director of the Company and a member of the compensation committee, serves as a director and Chief Operating Officer of Arvig Enterprises, Inc. During 1998, the Company was charged $180,434 by Consolidated Telephone Company and its affiliates for all such services. Consolidated Telephone Company beneficially owns more than 5% of the Company's outstanding Class B Common Stock. Marvin C. Nicolai, a director of the Company and a member of the compensation committee, is the General Manager of

Consolidated Telephone Company. During 1998, the Company was charged $90,169 by Paul Bunyan Rural Telephone Cooperative ("Paul Bunyan") and its affiliates, which beneficially own more than 5% of the Company's outstanding Class B Common Stock, for all such services. Jeffrey S. Gilbert, a director of the Company, is General Manager of Northern Communications, Inc., a subsidiary of Paul Bunyan, and Assistant Manager of Paul Bunyan.

     ACQUISITION OF RGI GROUP, INC. Effective February 1, 1999, the Company acquired all of the outstanding stock of RGI Group, Inc. for approximately $11.9 million. George M. Revering, a member of the Company's Board of Directors, was a shareholder, president, and a director of RGI Group, Inc. The purchase price was determined by negotiations among the parties and the Company obtained the opinion of an investment banker with regard to the fairness of the transaction to the Company.

     TOWER PURCHASE. In 1995 the Company purchased a transmission tower from a subsidiary of Consolidated Telephone Company. The total purchase price was $67,000, of which payments of $17,000 were made in each of 1995, 1996, and 1997. The remainder of the purchase price was paid on January 1, 1998. The Company paid interest on any outstanding balance of the purchase price at 5% per annum.

     ROAMING ARRANGEMENTS. The Company has roaming agreements with United States Cellular Corporation ("US Cellular"), a subsidiary of Telephone & Data Systems, Inc. ("TDS"), which beneficially owns more than 5% of the Company's outstanding Common Stock. Under the roaming agreements, the Company pays for service provided to its customers in areas served by US Cellular and receives payment for service provided to customers of US Cellular in the Company's cellular service areas. The rates of reimbursement are negotiated by the Company and US Cellular and reflect rates charged by all carriers. Roaming charges are passed through to the customer. During 1998, charges to the Company's customers for services provided by US Cellular totaled $978,557 and charges to customers of US Cellular by the Company were $314,390.

     RESALE OF PAGING SERVICE. The Company has entered into an agreement with American Paging, Inc., a subsidiary of TDS, to resell certain paging service provided by American Paging. Under the terms of this agreement, the Company was charged $158,025 during 1998 for wholesale access fees and paging equipment.

     CELLULAR AND PAGING SERVICE AND EQUIPMENT. Several of the Company's shareholders are customers of the Company for cellular and paging services and, in connection therewith, also purchase or lease cellular phones and pagers from the Company. During 1998, Arvig Enterprises, Inc. and its affiliates, Consolidated Telephone Company and its affiliates, and Paul Bunyan and its affiliates were billed $77,108, $6,967, and $25,571, respectively, for such service and equipment.

                                   OTHER MATTERS

     The Board of Directors is not aware that any matter other than those described in the Notice will be presented for action at the meeting. If, however, other matters do properly come before the meeting, it is the intention of the persons named in the enclosed Proxy to vote the proxied shares in accordance with their best judgment on such matters.

                   SHAREHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

     The Company's 2000 Annual Meeting of Shareholders is expected to be held on or about May 18, 2000, and proxy materials in connection with that meeting are expected to be mailed on or about April 5, 2000. In order to be included in the Company's proxy materials for the 2000 Annual Meeting, shareholder proposals prepared in accordance with the proxy rules must be received by the Company on or before December 8, 1999.

     In addition, pursuant to Rule 14a-4 under the Exchange Act, a shareholder must give notice to the Company prior to February 21, 2000, of any proposal which such shareholder intends to raise at the 2000 Annual Meeting. If the Company receives notice of such proposal on or after February 21, 2000, under Rule 14a-4, the persons named in the proxy solicited by the Company's Board of Directors for the 2000 Annual Meeting may exercise discretionary voting power with respect to such proposal.

     Further, under the Company's Bylaws, for business to be properly brought before the 2000 Annual Meeting, a shareholder must give notice in writing to the Secretary of the Company no later than March 30, 2000. Any proposal not submitted by such date will not be considered at the 2000 Annual Meeting.

                           COPIES OF REPORT ON FORM 10-K

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1998, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, ACCOMPANIES THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT. ADDITIONAL COPIES ARE AVAILABLE TO ANY SHAREHOLDER UPON WRITTEN REQUEST. REQUESTS SHOULD BE DIRECTED TO INVESTOR RELATIONS, 3905 DAKOTA STREET S.W.,
P. O. BOX 2000, ALEXANDRIA, MINNESOTA 56308. THE COMPANY WILL FURNISH ANY EXHIBIT FILED WITH THE REPORT ON FORM 10-K UPON PAYMENT OF THE EXPENSE OF COPYING SUCH EXHIBIT.

     It is important that Proxies be returned promptly. Shareholders are urged to sign, date, and forward the Proxy by return mail.

BY ORDER OF THE BOARD OF DIRECTORS


Don C. Swenson
Secretary

April 7, 1999

                                                         -----------------------
                                                           COMPANY #
                                                           CONTROL #
                                                         -----------------------

THERE ARE TWO WAYS TO VOTE YOUR PROXY.

VOTE BY PHONE
1-800-240-6326
Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week. Have your proxy card in hand when you call. You will be prompted to enter your 3-digit company number and 7-digit control number, which are located in the upper right-hand corner of this card. Then follow the simple instructions given over the phone.

NOTE:  IF VOTING BY PHONE
Your telephone vote authorizes the named proxies in the same manner as if you marked, signed and returned the proxy card. The deadline for telephone voting is noon CDT, one business day before the annual meeting.

VOTE BY MAIL
POSTAGE-PAID ENVELOPE PROVIDED
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided. If you vote by phone, do not return your proxy card.

                                                                  [LOGO]
                                                      RURAL CELLULAR CORPORATION


                            - Please detach here -

1.  ELECTION OF TWO DIRECTORS (CLASS II) TO
    SERVE A TERM OF THREE YEARS:
    01 George M. Revering   02 Don C. Swenson


/ / FOR all nominees      / / WITHHOLD AUTHORITY
    listed (except as         to vote for both
    marked to the             nominees listed.
    contrary below):

(Instructions: To withhold authority to vote for any individual nominee, write the number(s) in the box provided to the right.) / /

2. PROPOSAL TO RATIFY the selection of Arthur Andersen LLP as independent accountants for the Company's 1999 fiscal year.

    / /  For       / /  Against      / /  Abstain


3. IN THEIR DISCRETION, the Proxies are authorized to vote upon such other and further business as may be brought before the meeting or any adjournment(s) thereof.

    This proxy, when properly executed, will be voted as directed or, if no direction, FOR each proposal.

Address Change? Mark Box                I Plan to Attend the Meeting
Indicate changes below: / /                                          / /



Dated:
       -------------------------------------------------------

--------------------------------------------------------------

--------------------------------------------------------------
Signature(s) exactly as your name appears hereon
(Note: Executors, guardians, trustees, etc. should add their title as such and where more than one executor, etc. is named, a majority must sign. If the signer is a corporation, please sign full corporate name by a duly authorized officer.)

                                                                [LOGO]
                                                      RURAL CELLULAR CORPORATION

                                                  ANNUAL MEETING OF SHAREHOLDERS

                                                      THURSDAY, MAY 20, 1999

                                                            2:00 P.M.

                                                     3905 DAKOTA STREET S.W.
                                                      ALEXANDRIA, MINNESOTA

RURAL CELLULAR CORPORATION
P. O. BOX 2000
ALEXANDRIA, MINNESOTA 56308-2000                                           PROXY
--------------------------------------------------------------------------------

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE ANNUAL MEETING ON MAY 20, 1999.

The shares of Class A Common Stock you hold in your account will be voted as you specify below.

IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED "FOR" ITEMS 1, 2 AND 3.

By signing the proxy, you revoke all prior proxies and appoint Richard P. Ekstrand and Don C. Swenson, and each of them, with full power of substitution, to vote your shares of Class A Common Stock on the matters shown on the reverse side and any other matters that may come before the Annual Meeting and all adjournments thereof.

                      SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

                                                            -------------------
                                                            COMPANY #
                                                            CONTROL #
                                                            -------------------
THERE ARE TWO WAYS TO VOTE YOUR PROXY.

VOTE BY PHONE
1-800-240-6326
Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week. Have your proxy card in hand when you call. You will be prompted to enter your 3-digit company number and 7-digit control number, which are located in the upper right-hand corner of this card. Then follow the simple instructions given over the phone.

NOTE:  IF VOTING BY PHONE
Your telephone vote authorizes the named proxies in the same manner as if you marked, signed and returned the proxy card. The deadline for telephone voting is noon CDT, one business day before the annual meeting.

VOTE BY MAIL
POSTAGE-PAID ENVELOPE PROVIDED
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided. If you vote by phone, do not return your proxy card.

                                                                      [RCC LOGO]

                      [ARROW]  Please detach here  [ARROW]

1.  ELECTION OF TWO DIRECTORS (CLASS II) TO
    SERVE A TERM OF THREE YEARS:
    01 George M. Revering    02 Don C. Swenson

/ /  FOR all nominees             / /  WITHHOLD AUTHORITY
     listed (except as                 to vote for both
     marked to the                     nominees listed.
     contrary below):

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, write the number(s) in the box provided to the right.) / /

2. PROPOSAL TO RATIFY the selection of Arthur Andersen LLP as independent accountants for the Company's 1999 fiscal year.

    / /  For    / /  Against    / /  Abstain


3. IN THEIR DISCRETION, the Proxies are authorized to vote upon such other and further business as may be brought before the meeting or any adjournment(s) thereof.

    This proxy, when properly executed, will be voted as directed or, if no direction, FOR each proposal.

Address Change? Mark Box             I Plan to Attend the Meeting
Indicate changes below:  / /                                       / /

Dated:
       -------------------------------------------------------

--------------------------------------------------------------

--------------------------------------------------------------
Signature(s) exactly as your name appears hereon
(Note: Executors, guardians, trustees, etc. should add their title as such and where more than one executor, etc. is named, a majority must sign. If the signer is a corporation, please sign full corporate name by a duly authorized officer.)

                                                           [RCC LOGO]

                                                 ANNUAL MEETING OF SHAREHOLDERS

                                                     THURSDAY, MAY 20, 1999

                                                            2:00 P.M.

                                                     3905 DAKOTA STREET S.W.
                                                      ALEXANDRIA, MINNESOTA










RURAL CELLULAR CORPORATION
P. O. BOX 2000
ALEXANDRIA, MINNESOTA 56308-2000                                          PROXY
-------------------------------------------------------------------------------

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE ANNUAL MEETING ON MAY 20, 1999.


The shares of Class B Common Stock you hold in your account will be voted as you specify below.


IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED "FOR" ITEMS 1, 2 AND 3.


By signing the proxy, you revoke all prior proxies and appoint Richard P. Ekstrand and Don C. Swenson, and each of them, with full power of substitution, to vote your shares of Class B Common Stock on the matters shown on the reverse side and any other matters that may come before the Annual Meeting and all adjournments thereof.






                   SEE REVERSE SIDE FOR VOTING INSTRUCTIONS